                                                                  EXHIBIT 10.5

                                                                  EXECUTION COPY


                            Receivables Purchase Agreement



                              dated as of June 30, 1997



                                       between



                               WORLD COLOR PRESS, INC.



                                         and



                              WORLD COLOR FINANCE, INC.

                                  TABLE OF CONTENTS

                                                                            Page

                                ARTICLE I
                                DEFINITIONS.................................  1
    SECTION 1.1.   Defined Terms............................................  1

                                ARTICLE II
                             PURCHASES AND SALES............................  5
    SECTION 2.1.   Sales and Purchases of Receivables.......................  5
    SECTION 2.2.   Purchase Price...........................................  6
    SECTION 2.3.   Payments and Computations................................  7
    SECTION 2.4.   Rights of the Purchaser....................................7
    SECTION 2.5.   Consent to Assignment of this Agreement..................  7

                                ARTICLE III
                       REPRESENTATIONS AND WARRANTIES.......................  7
    SECTION 3.1.   Representations and Warranties of the Seller.............  7
    SECTION 3.2.   Representations and Warranties of the Purchaser..........  9

                                 ARTICLE IV
                           CONDITIONS PRECEDENT............................. 10
    SECTION 4.1.   Conditions to Closing.................................... 10

                                 ARTICLE V
                                 COVENANTS.................................. 10
    SECTION 5.1.   Affirmative Covenants of Seller.......................... 10

                                 ARTICLE VI
                                 TERMINATION................................ 14
    SECTION 6.1.   Termination.............................................. 14

                                ARTICLE VII
                              INDEMNIFICATION............................... 15
    SECTION 7.1.   Indemnities by the Seller................................ 15
    SECTION 7.2.   Indemnities by the Purchaser............................. 15
    SECTION 7.3.   Indemnification Procedures............................... 15

                                ARTICLE VIII
                                MISCELLANEOUS............................... 16
    SECTION 8.1.   Waivers and Amendments................................... 16
    SECTION 8.2.   Notices.................................................. 16
    SECTION 8.3.   GOVERNING LAW; SUBMISSION TO
                    JURISDICTION; INTEGRATION;
                    SERVICE OF PROCESS...................................... 17
    SECTION 8.4.   Severability and Counterparts............................ 18
    SECTION 8.5.   Successors and Assigns................................... 18
    SECTION 8.6.   Waiver of Confidentiality................................ 18
    SECTION 8.7.   Characterization of the Transactions
                    Contemplated by the Agreement........................... 18

EXHIBITS

Exhibit A     -    Form of Contribution Agreement

                            RECEIVABLES PURCHASE AGREEMENT



    THIS RECEIVABLES PURCHASE AGREEMENT, dated as of June 30, 1997 (this "Agreement"), is by and among World Color Press, Inc., a Delaware corporation, as the seller (the "Seller"), and World Color Finance, Inc., a Delaware corporation, as the purchaser (the "Purchaser").

                                   R E C I T A L S

    WHEREAS, the Seller desires to sell, and the Purchaser desires to purchase, all of the Seller's right, title and interest in, to and under its accounts receivable and related rights.

                                  A G R E E M E N T

    NOW, THEREFORE, in consideration of the mutual benefits to be derived under this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller and the Purchaser hereby agree as follows:

                                      ARTICLE I
                                     DEFINITIONS

    SECTION 1.1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Adverse Claim" means, for any asset or property of any Person, a lien, security interest, charge, mortgage, pledge, hypothecation, assignment or encumbrance, or any other right or claim, in, of or on any such asset or property in favor of any other Person.

         "Agent" shall have the meaning given to it in the RSA.

         "Business Day" means any day excluding Saturday, Sunday, and any day on which banks in New York, New York or Greenwich, Connecticut are authorized or required by law to be closed.

         "Closing Date" means the first Business Day on which all of the conditions set forth in Section 4.1 of this Agreement have been satisfied.

         "Collection Agent" means, with respect to any date, the Seller or such other Person appointed to administer and collect the Receivables pursuant to Section 3.1(b) of the RSA.

         "Collections" means, with respect to any Receivable, all amounts paid on or with respect to such Receivable (including, without limitation, any proceeds from collateral securing, or any guaranty of, such Receivable).

         "Contract" means any agreement or invoice generated in the ordinary course of business of the Seller or any Selling Subsidiary pursuant to which an Obligor shall be obligated to pay for services rendered to, or merchandise sold to, such Obligor by the Seller or any Selling Subsidiary.

         "Contributed Receivables" means all of the Receivables assigned and transferred by the Seller to the Purchaser as a capital contribution pursuant to a Contribution Agreement.

         "Contribution Agreement" means any agreement between the Seller and the Purchaser pursuant to which the Seller makes a capital contribution to the Purchaser of all of the Seller's right, title and interest in, to and under the Receivables described in such agreement, which agreement shall be substantially in the form of Exhibit A to this Agreement, as amended, supplemented or otherwise modified by the Seller and the Purchaser from time to time.

         "Credit and Collection Policies" means the credit and collection policies and practices relating to the Receivables and the Contracts of the Seller and the Selling Subsidiaries.

         "Eligible Receivable" shall have the meaning given to it in the RSA.

         "Excluded Receivable" shall have the meaning given to it in the RSA.

         "Enhancer" shall have the meaning given to it in the RSA.

         "Government Authority" means any (i) federal, state, municipal or other governmental entity, board, bureau, agency or instrumentality, (ii) administrative or regulatory authority (including any central bank or similar authority), or (iii) court, judicial authority or arbitrator, in each case, whether foreign or domestic.

         "Indemnified Amounts" means damages, losses, claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements).

         "Indemnified Party" means each Person that is entitled to be indemnified against Indemnified Amounts pursuant to Article VII of this Agreement.

         "Indemnifying Party" means any Person that is obligated to indemnify any other Person against Indemnified Amounts pursuant to Article VII of this Agreement.

         "Indemnity Agreement" means the Indemnity Agreement, dated as of the date of the RSA, entered into between the Seller and the Agent.

         "Intercompany Purchase Agreement" means any Intercompany Receivables Purchase Agreement entered into by and between the Seller and any of the Selling Subsidiaries on or after the date of this Agreement.

         "Law" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree, or award of any Official Body.

         "Lock-Box Account" shall have the meaning given to it in the RSA.

         "Liquidity Providers" shall have the meaning given to it in the RSA.

         "Lock-Box Agreement" means each agreement entered into by the Seller and a Lock-Box Bank with respect to a Lock-Box Account.

         "Lock-Box Bank" shall have the meaning given to it in the RSA.

         "Obligor" means, with respect to any Receivable, each Person obligated to pay such Receivable and each guarantor of such obligation.

         "Official Body" means any federal, state or local government or political subdivision or any agency, authority, bureau, central bank commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury, or arbitrator, in each case whether foreign or domestic.

         "Outstanding Balance" means, with respect to any Receivable at any time, the then outstanding principal amount thereof (excluding any accrued and unpaid finance charges and interest related thereto).

         "Person" means an individual, corporation, association, joint venture, trust, unincorporated organization, Governmental Authority or other entity of any kind.

         "Purchaser Indemnified Parties" shall have the meaning given to it in Section 7.1 of this Agreement.

         "Purchase Price" means, with respect to each sale and assignment of Receivables to the Purchaser by the Seller pursuant to Section 2.1 of this Agreement, the amount payable by the Purchaser to the Seller in consideration of such sale and assignment, which amount shall be equal to (i) 98.5% of aggregate Outstanding Balance of the Receivables included in such sale and assignment, or (ii) such other amount as may be agreed to by the Seller and the Purchaser.

         "Purchaser" means World Color Finance, Inc., a Delaware corporation.

         "Receivable" means each obligation of any Person to pay for merchandise sold or services rendered by the Seller (or a Selling Subsidiary if such obligation was sold to the Seller) to such Person, and includes all of the Seller's rights in and to (i) the payment of any interest or finance charges with respect to such obligation, (ii) the merchandise (including returned goods) and Contracts relating to such obligation, (iii) all security interests, guarantees and property securing or supporting payment of such obligation, (iv) all Records relating to or evidencing such obligation, and
(v) all proceeds of the foregoing (including, without limitation, all Collections on such obligation).

         "Records" means, with respect to each Receivable, all Contracts, books, records and other documents or information (including computer programs, tapes, disks, software, and related property and rights) related to or evidencing such Receivable.

         "RSA" means the Receivables Sale Agreement, dated as of June 30, 1997, by and among the Purchaser, ABN AMRO Bank, N.V., as provider of the program letter of credit, the liquidity providers from time to time party thereto, Windmill Funding Corporation, and ABN AMRO Bank, N.V., as agent, as may be amended, supplemented and modified from time to time.

         "Revolving Subordinated Note" means the revolving promissory note issued by the Purchaser to the Seller to finance any part of the Purchase Price for Sold Receivables that is not paid to the Seller in cash, as such promissory note may be amended, supplemented or modified by the Seller and the Purchaser from time to time.

         "Seller" means World Color Press, Inc., a Delaware corporation.

         "Seller Indemnified Parties" shall have the meaning given to it in
Section 7.2 of this Agreement.

         "Selling Subsidiaries" means each of the following subsidiaries of the Seller: (i) The Lanman Companies, Inc., a District of Columbia corporation, (ii) Lanman Lithotech, Inc., a Florida corporation, (iii) Image Technologies, Inc., a Florida corporation, (iv) The Wessel Company, Inc., an Illinois corporation, (v) Northeast Graphics Inc., a Delaware corporation,
(vi) RAI, Inc., a Wisconsin corporation, (vii) KRI, Inc., a Delaware corporation, (viii) Shea Communications Company, a Kentucky corporation, (ix) Central Florida Press, L.C., a Florida limited liability company, (x) World Color Book Services, Inc., a Delaware corporation, and (xi) such other wholly owned subsidiaries of the Seller, if any, that are agreed by the Seller and the Purchaser from time to time after the date of this Agreement.

         "Sold Receivables" means all of Receivables sold to the Purchaser by the Seller pursuant to Section 2.1 of this Agreement.

         "Termination Date" means the earliest of (a) the Business Day designated by the Seller or the Purchaser with no less than thirty (30) days prior notice to the other, (b) the Termination Date (as defined in the RSA), and (c) such other date as is agreed to by the Seller and the Purchaser.

         "Termination Event" shall have the meaning given to it in the RSA.

         "Transferred Receivables" means all of the Sold Receivables and all of the Contributed Receivables.


                                      ARTICLE II
                                 PURCHASES AND SALES

    SECTION 2.1. Sales and Purchases of Receivables. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date and each subsequent Business Day prior to the Termination Date, the Seller shall sell and assign to the Purchaser, and the Purchaser shall purchase, all of the Seller's right, title and interest in, to and under all of the outstanding Receivables that have not been sold and assigned to the Purchaser on or prior to such day pursuant to either this Agreement or a Contribution Agreement; provided, however, that notwithstanding any such sale and assignment, the Purchaser shall not assume, and shall not have, any obligation or liability under or with respect to any Contract. The Seller shall, and the Seller shall cause each of the Selling Subsidiaries to, (i) remain responsible for all of its obligations under the Contracts, and (ii) observe and perform all of the conditions and obligations to be observed and performed by it under the Contracts in accordance with the terms of such Contracts.

    SECTION 2.2. Purchase Price.(a) The Purchase Price for each sale and assignment of Receivables by the Seller to the Purchaser pursuant to Section
2.1 of this Agreement shall be payable to the Seller within five Business Days of the date of such sale and assignment. At the election of the Purchaser, all or any part of the Purchase Price payable to the Seller with respect to any sale and assignment of Receivables to the Purchaser may be paid by borrowings under the Revolving Subordinated Note rather than cash; provided, however, that (i) unless otherwise agreed to by the Seller, on the Closing Date, the Purchaser shall pay the Seller in cash an amount not less than seventy-five percent (75%) of the Purchase Price payable for the Receivables sold and assigned to the Purchaser on the Closing Date, and (ii) after the Closing Date, the Purchaser shall not be permitted to increase its borrowings under the Revolving Subordinated Note without the prior written consent of the Seller if immediately prior to, or immediately after giving effect to, such increase the stockholders' equity of the Purchaser (as determined in accordance with generally accepted accounting practices) would be less than five percent (5%) of the aggregate amount then payable under the Revolving Subordinated Note.

         (b) The Purchaser may prepay all or any part of the amounts outstanding under the Revolving Subordinated Note at any time without premium or penalty.

         (c) Unless otherwise agreed to by the Seller and the Purchaser, all Collections on the Sold Receivables shall be applied to reduce the amounts then payable to the Seller pursuant to the terms of this Agreement (including, without limitation, all amounts then payable under the Revolving Subordinated Note) until all such amounts have been paid in full. If the aggregate amount of cash received by the Seller from the Purchaser pursuant to this Agreement and the Collection Agent pursuant to the RSA on any day exceeds the aggregate amount then payable to the Seller pursuant to this Agreement (including, without limitation, all amounts payable under the Revolving Subordinated Note), the Seller shall promptly transfer such excess amount to the Purchaser.

         (d) The Seller, or the Collection Agent on behalf of the Seller, shall make and maintain all appropriate recordkeeping entries to reflect (i) all amounts payable by the Purchaser to the Seller pursuant to this Agreement on each day (including, without limitation, all amounts then payable under the Revolving Subordinated Note), and (ii) all payments received by the Seller on each day from (1) the Purchaser pursuant to this Agreement, and (2) the Collection Agent pursuant to the RSA.

    SECTION 2.3. Payments and Computations. All amounts to be paid or deposited by either party to this Agreement to the other party pursuant to the terms of this Agreement shall be paid or deposited to or in account designated by, or on behalf of, the party entitled to receive such amounts no later than 1:00 p.m. (New York City time) on the day when due in immediately available funds. The Seller and the Purchaser shall pay interest on all amounts not paid or deposited when due under this Agreement at a rate equal to 2% per annum plus the rate then payable on the Revolving Subordinated Note. All computations of discount, interest and all per annum fees under this Agreement shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

    SECTION 2.4. Rights of the Purchaser. The Purchaser, or the Collection Agent on behalf of the Purchaser, shall be entitled to: (i) receive all Collections on the Transferred Receivables; (ii) endorse all drafts, checks and other forms of payment on account of the Transferred Receivables and to settle, adjust and forgive any amounts payable with respect to the Transferred Receivables; and (iii) exercise all other rights and incidences of ownership of the Transferred Receivables.

    SECTION 2.5. Consent to Assignment of this Agreement. The Agent, on behalf of the Purchasers (as defined in the RSA), is intended to be a third party beneficiary of this Agreement. The Seller hereby consents to the assignment by the Purchaser to Agent, for the benefit of the Purchasers (as defined in RSA), of all of the Purchaser's right and title to and interest in this Agreement with respect to the Sold Receivables (other than the Excluded Receivables) as security for the Purchaser's obligations under the RSA. The Seller consents to the Purchaser's agreement that, following a Termination Event, the Agent shall have the sole right to enforce the Purchaser's rights and remedies under this Agreement with respect to all of the Sold Receivables other than the Excluded Receivables (including, without limitation, all of the Purchaser's rights to enforce the Seller's rights and remedies under the Contracts); provided, however, that under no circumstances shall the Agent have any obligation to perform any of the Purchaser's obligations under this Agreement.


                                     ARTICLE III
                            REPRESENTATIONS AND WARRANTIES

    SECTION 3.1. Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser that:

         (a) Corporate Existence and Power. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation and has all corporate power and authority and all governmental licenses, authorizations, consents, and approvals required to carry on its business in each jurisdiction in which its business is now conducted, except where failure to obtain such license, authorization, consent or approval is not reasonably likely to have a material adverse effect on (i) its ability to perform its obligations under, or the enforceability of, this Agreement, (ii) its business or financial condition, (iii) the interests of the Purchaser under this Agreement, or (iv) the enforceability or collectibility of any Transferred Receivable that is an Eligible Receivable.

         (b) Corporate Authorization and No Contravention. The execution, delivery, and performance by the Seller of this Agreement (i) is within its corporate powers, (ii) has been duly authorized by all necessary corporate action, (iii) does not contravene or constitute a default under (A) any applicable law, rule or regulation, (B) its charter or by-laws, or (C) any agreement, order or other instrument to which it is a party or its property is subject, and (iv) will not result in any Adverse Claim on any Transferred Receivable that is an Eligible Receivable.

         (c) No Consent Required. No approval, authorization or other action by, filings with, or notices to, any Governmental Authority or other Person is required to be obtained or made by the Seller in connection with the execution, delivery and performance by the Seller of this Agreement or any transaction contemplated by this Agreement.

         (d) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as limited by (i) bankruptcy, insolvency, or other similar laws relating to or affecting the enforcement of creditors' rights, and (ii) general principles of equity.

         (e) Good Title. Immediately prior to each sale and assignment of Transferred Receivables to the Purchaser pursuant to Section 2.1 of this Agreement, the Seller will have undivided good title to, and be the sole legal and beneficial owner of, all such Transferred Receivables free and clear of all Adverse Claims. All of the Transferred Receivables will be transferred by the Seller to the Purchaser free and clear of all Adverse Claims. The Purchaser's ownership interest in the Transferred Receivables shall at all times be duly perfected by all required filings, notices and registrations under all applicable laws.

         (f) No Actions, Suits. There are no actions, suits or other proceedings pending or threatened against or affecting the Seller, or any of its properties, that (i) if adversely determined (individually or in the aggregate), are reasonably likely to have a material adverse effect on the financial condition of the Seller or on the collectibility of any Transferred Receivable that is an Eligible Receivable, or (ii) involve this Agreement or any transaction contemplated by this Agreement. The Seller is not in default of any contractual obligation or in violation of any order, rule or regulation of any Governmental Authority, which default or violation is reasonably likely to have a material adverse effect upon (a) the financial condition of the Seller, or (b) the collectibility of any Transferred Receivable that is an Eligible Receivable.

    SECTION 3.2. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Seller that:

         (a) Corporate Existence and Power. The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation and has all corporate power and authority and all governmental licenses, authorizations, consents, and approvals required to carry on its business in each jurisdiction in which its business is now conducted, except where failure to obtain such license, authorization, consent or approval is not reasonably likely to have a material adverse effect on its ability to perform its obligations under, or the enforceability of, this Agreement or the Revolving Subordinated Note.

         (b) Corporate Authorization and No Contravention. The execution, delivery, and performance by the Purchaser of this Agreement (i) is within its corporate powers, (ii) has been duly authorized by all necessary corporate action, and (iii) does not contravene or constitute a default under
(A) any applicable law, rule or regulation, (B) its charter or by-laws, or
(C) any agreement, order or other instrument to which it is a party or its property is subject.

         (c) No Consent Required. No approval, authorization or other action by, filings with, or notices to, any Governmental Authority or other Person is required to be obtained or made by the Purchaser in connection with the execution, delivery and performance by the Purchaser of this Agreement or any transaction contemplated by this Agreement.

         (d) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as limited by (i) bankruptcy, insolvency, or other similar laws relating to or affecting the enforcement of creditors' rights, and (ii) general principles of equity.

         (e) No Actions, Suits. There are no actions, suits or other proceedings pending or threatened against or affecting the Purchaser or any of its properties.


                                ARTICLE IV
                            CONDITIONS PRECEDENT

    SECTION 4.1. Conditions to Closing. This Agreement shall become effective on the first date on which all conditions in this Section 4.1 are satisfied:

         (a) all of the conditions precedent to the effectiveness of the RSA shall have been satisfied or waived; and

         (b) an executed copy of the Revolving Subordinated Note shall have been delivered by the Purchaser to the Seller.

                                   ARTICLE V
                                   COVENANTS

    SECTION 5.1. Affirmative Covenants of Seller. At all times from the date of this Agreement until the first date after the Termination Date on which all amounts due and owing with respect to the Transferred Receivables have been paid in full or written-off in accordance with the Credit and Collection Policies, unless the Purchaser shall give its prior consent (which consent shall not be unreasonably withheld or delayed), the Seller hereby agrees as follows:

         (a) Conduct of Business. The Seller will, and will cause each Selling Subsidiary to, perform all actions necessary to remain duly incorporated, validly existing and in good standing in its jurisdiction of incorporation and to maintain all requisite authority to conduct its business in each jurisdiction in which it conducts business.

         (b) Compliance with Laws. The Seller will, and will cause each Selling Subsidiary to, comply with all laws, regulations, judgments and other directions or orders imposed by any Governmental Authority to which it may be subject other than those which are not likely to have a material adverse effect on the Transferred Receivables.

         (c) Furnishing Information and Inspection of Records. The Seller will, and will cause each Selling Subsidiary to, from time to time furnish to the Purchaser such information concerning the Transferred Receivables as, and promptly after, the Purchaser reasonably requests such information. The Seller will, and will cause each Selling Subsidiary to, permit, at any time during regular business hours, the Purchaser (or any representatives thereof) to: (i) examine and make copies of any or all of the Records relating to or evidencing the Transferred Receivables, (ii) visit the offices and properties of the Seller and the Selling Subsidiaries for the purpose of examining any or all of the Records relating to or evidencing the Transferred Receivables, and (iii) discuss matters relating to this Agreement and/or the Transferred Receivables with any of the officers, directors, employees or independent public accountants of the Seller and/or the Selling Subsidiaries who have knowledge of such matters.

         (d) Keeping Records. The Seller will, and will cause each Selling Subsidiary to, have and maintain (i) administrative and operating procedures (including an ability to recreate Records relating to or evidencing Transferred Receivables if originals are destroyed), (ii) adequate facilities, personnel and equipment, and (iii) all Records and other information necessary for collecting the Transferred Receivables (including Records adequate to permit the identification of each Transferred Receivable and all Collections on, and all adjustments to, each Transferred Receivable).
 The Seller will, and will cause each Selling Subsidiary to, clearly and conspicuously mark its computer and master data processing books and records with a legend describing the Purchaser's ownership interest in the Transferred Receivables at all times after the date of this Agreement.

         (e) Perfection. (i) The Seller will, and will cause each Selling Subsidiary to, promptly execute and deliver all instruments and documents and take all action necessary or reasonably requested by the Purchaser (including the execution and filing of financing or continuation statements, amendments thereto or assignments thereof) to enable the Purchaser to (1) exercise and enforce all of its rights under this Agreement, and (2) vest and maintain vested in the Purchaser a valid, first priority perfected ownership interest in the Transferred Receivables free and clear of all Adverse Claims. The Seller hereby agrees, and will cause each Selling Subsidiary to agree, that the Purchaser will be permitted to sign and file any continuation statements, amendments thereto and assignments thereof with respect to the Transferred Receivables without the signature of the Seller or any Selling Subsidiary.

                (ii) The Seller will not, and will not permit any Selling Subsidiary to, change its name, identity or corporate structure or relocate its chief executive office or the Records relating to or evidencing the Transferred Receivables unless it has (1) given at least ten (10) days advance notice to the Purchaser, and (2) delivered to the Purchaser of all financing statements, instruments and other documents (including direction letters) required to maintain the Purchaser's ownership interest in the Transferred Receivables or otherwise reasonably requested by the Purchaser.

               (iii) The Seller will, and will cause each Selling Subsidiary to, maintain its chief executive officers within a jurisdiction in the United States of America at all times after the date of this Agreement. If the Seller or any Selling Subsidiary moves its chief executive office to a location that imposes taxes, fees or other charges to perfect the Purchaser's ownership interests in the Transferred Receivables, the Seller will pay all such amounts and any other costs and expenses incurred in order to maintain the enforceability of (1) this Agreement, each Intercompany Purchase Agreement and the Indemnity Agreement, and (2) the Transferred Receivables or the Purchaser's ownership interests in the Transferred Receivables.

         (f) Performance of Duties. The Seller will perform all of its duties and obligations under this Agreement, all of the Intercompany Purchase Agreements and the Indemnity Agreement, and the Seller will cause each of the Selling Subsidiaries to perform all of its duties and obligations under the Intercompany Purchase Agreements. The Seller will, and will cause each Selling Subsidiary to, (i) fully and timely perform in all material respects all of the obligations required to be performed by it in connection with each Transferred Receivable, and (ii) comply in all material respects with its Credit and Collection Policy. If requested by the Purchaser, the Seller shall perform the duties of the Collection Agent in accordance with Article III of the RSA, and, if requested, will cause each Selling Subsidiary to act as a sub-collection agent in accordance with Article III of the RSA. In the event that any Person other than the Seller is appointed as the Collection Agent at any time, the Seller shall, upon the request of the Purchaser, promptly deliver all Records relating to or evidencing the Transferred Receivables to such Collection Agent (or its designee) at the location designated by the Purchaser or such Collection Agent; provided, however, that any such Collection Agent shall provide the Seller with reasonable access to such Records.

         (g) Payments on Receivables. The Seller will, and will cause each Selling Subsidiary to, at all times instruct all Obligors to deliver all Collections on the Transferred Receivables to a Lock-Box Account. If any Collections on the Transferred Receivables are received by the Seller or any Selling Subsidiary, the Seller shall, and shall cause each such Selling Subsidiary to, hold such Collections in trust for the benefit of the Purchaser and promptly (but in any event within two Business Days after receipt) deposit such Collections into a Lock-Box Account. The Seller shall use its reasonable best efforts to prevent any funds other than Collections on Transferred Receivables from being deposited into any Lock-Box Account; provided, however, that if any funds other than such Collections are nevertheless deposited into any Lock-Box Account, the Seller will identify and remit such funds to the owner of such funds as soon as practicable. Any payment by an Obligor to the Seller shall, except as otherwise instructed by the Purchaser, be remitted to the Collection Agent as a Collection on the Transferred Receivables of such Obligor (starting with the oldest such Transferred Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other Receivable or other indebtedness of such Obligor.

         (h) Extension or Amendment of Receivables. Except as permitted by the Credit and Collection Policies, the Seller shall not, and shall not permit any Selling Subsidiary to, amend or otherwise modify the terms of any Transferred Receivable, or otherwise amend, modify or waive any term or condition of any Contract related to or evidencing such Transferred Receivable.

         (i) Change in Business or Credit and Collection Policy. The Seller will not, and will not permit any Selling Subsidiary to, make any material change in the character of its business or its Credit and Collection Policy that would impair the collectibility or enforceability of any Transferred Receivable that is an Eligible Receivable.

         (j) Adverse Claims. The Seller shall not, and shall not permit any Selling Subsidiary to, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim on or against any of the Transferred Receivables.

         (k) Separateness Covenants. The Seller shall do all things necessary and appropriate to maintain its existence separate and apart from the Purchaser, including, without limitation:

                 (i) practicing and adhering to corporate formalities, such as maintaining appropriate books and records;

                (ii) other than pursuant to the Indemnity Agreement, refraining from (1) guaranteeing or otherwise becoming liable for any obligations of the Purchaser, (2) having obligations guaranteed by the Purchaser, and (3) holding itself out as responsible for debts of the Purchaser or for decisions or actions with respect to the affairs of the Purchaser;

               (iii) maintaining all of its deposit and other bank accounts and all of its assets separate from those of the Purchaser;

                (iv) maintaining all of its financial records separate and apart from those of the Purchaser and ensuring that any consolidated financial statements or other public information contain appropriate disclosures concerning the Purchaser's separate existence;

                 (v) reimbursing the Purchaser out of the Seller's own funds for any services provided to the Seller by employees, officers, consultants, and agents of the Purchaser;

                (vi) maintaining office space separate and apart from that of the Purchaser or allocating fairly and reasonably any overhead for shared office space;

               (vii) accounting for and managing all of its liabilities separately from the Purchaser (including, without limitation, payment directly by the Seller of all payroll, accounting and other administrative expenses and taxes);

              (viii) allocating, on an arm's-length basis, all corporate operating services, leases and expenses shared between the Seller and the Purchaser (including, without limitation, those associated with the services of shared consultants and agents and shared computer equipment and software);

                (ix) refraining from filing or otherwise initiating or supporting the filing of a motion in any bankruptcy or other insolvency proceeding involving the Purchaser to substantively consolidate the assets and liabilities of the Seller or any Selling Subsidiary with the assets and liabilities of the Purchaser;

                 (x) maintaining adequate capitalization in light of its business and purpose;

                (xi) refraining from commingling assets with those of the Purchaser;

               (xii) refraining from acquiring obligations or securities of the Purchaser (other than the Revolving Subordinated Note) and refraining from loaning any funds to the Purchaser;

              (xiii) using separate stationery, invoices, and checks from the Purchaser; and

               (xiv) correcting any known misunderstanding regarding the separate identity of the Purchaser.


                                 ARTICLE VI
                                TERMINATION

    SECTION 6.1. Termination. This Agreement shall terminate upon the Termination Date; provided, however, that the following rights and obligations shall survive the termination of this Agreement: (i) the indemnification and payment provisions of Article VII of this Agreement, and (ii) the Purchaser's obligations under the Revolving Subordinated Note.


                                  ARTICLE VII
                                INDEMNIFICATION

    SECTION 7.1. Indemnities by the Seller. Without limiting any other rights that the Purchaser may have under this Agreement or under applicable law, the Seller hereby agrees to indemnify the Purchaser, and any permitted assigns and its officers, directors, agents and employees (collectively, the "Purchaser Indemnified Parties") from and against any and all Indemnified Amounts awarded against or incurred by the Purchaser Indemnified Parties in any action or proceeding between the Seller and any of the Purchaser Indemnified Parties or between any of the Purchaser Indemnified Parties and any other Person or otherwise, arising out of or as a result of any breach by the Seller of any of its representations, warranties and covenants in this Agreement.

    SECTION 7.2. Indemnities by the Purchaser. Without limiting any other rights that the Seller may have under this Agreement or under applicable law, the Purchaser hereby agrees to indemnify the Seller, and any permitted assigns and its officers, directors, agents and employees (collectively, the "Seller Indemnified Parties") from and against any and all Indemnified Amounts awarded against or incurred by the Seller Indemnified Parties in any action or proceeding between the Purchaser and any of the Seller Indemnified Parties or between any of the Indemnified Parties and any other Person or otherwise, arising out of or as a result of any breach by the Purchaser of any of its representations, warranties and covenants in this Agreement; provided, however, that notwithstanding any other provision to the contrary in this Agreement, until the first day after the Termination Date on which all amounts due and owing with respect to the Transferred Receivables have been paid in full or written-off in accordance with the Credit and Collection Policies, all of the Purchaser's obligations under this Section 7.2 shall be satisfied by increasing the amount outstanding under the Revolving Subordinated Note by the aggregate amount of the Indemnified Amounts, if any, that become payable to the Seller Indemnified Parties.

    SECTION 7.3. Indemnification Procedures. In the event that any claim, action or proceeding for Indemnified Amounts is made or brought against any Indemnified Party, such Indemnified Party shall promptly notify the Indemnifying Party in writing; provided, however, that no delay on the part of such Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation under this Agreement unless (and then solely to the extent) the Indemnifying Party is prejudiced by such delay. The Indemnifying Party will have the right to defend such claim or proceeding with counsel of its choice reasonably satisfactory to the Indemnified Party so long as the Indemnifying Party notifies the Indemnified Party that it will assume the defense thereof within twenty (20) days after notice from the Indemnified Party of such claim, action or proceeding and the Indemnifying Party reimburses the Indemnified Party for any fees and expenses incurred by it during such twenty (20) day period; provided, however, that the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of such claim, action or proceeding; and provided further that the Indemnified Party may retain its own counsel at the sole cost and expense of the Indemnifying Party if: (i) the employment of such counsel has been specifically authorized in writing by the Indemnifying Party; (ii) the Indemnifying Party has failed to assume the defense and employ counsel within thirty

(30) days of receiving notice of such claim or proceeding; and (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by its counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party). The Indemnifying Party shall not be liable for any settlement of any such action effected without the written consent of the Indemnifying Party; provided, however, if any action is settled with the written consent of the Indemnifying Party, the Indemnifying Party agrees to indemnify and hold harmless any Indemnified Party from and against any loss or liability by reason of such settlement.


                                 ARTICLE VIII
                                 MISCELLANEOUS

    SECTION 8.1. Waivers and Amendments. No failure or delay on the part of either party to this Agreement in exercising any of its power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies provided in this Agreement shall be cumulative and nonexclusive of any rights or remedies provided by law. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed by the Seller and the Purchaser.

    SECTION 8.2. Notices. Except as provided below, all communications and notices provided for under this Agreement shall be in writing (including bank wire, telex, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 8.2 and confirmation is received, (ii) two (2) Business Days after the date on which such notice or communication is delivered to a nationally or internationally recognized overnight courier service, or (iii) if given by any other means, when received at the address specified in this
Section 8.2.

         If to the Seller:

         World Color Press, Inc.
         The Mill
         340 Pemberwick
         Greenwich, CT  06831
         and

         If to the Purchaser:

         World Color Finance, Inc.
         c/o World Color Press, Inc.
         The Mill
         340 Pemberwick
         Greenwich, CT  06831


    SECTION 8.3. GOVERNING LAW; SUBMISSION TO JURISDICTION; INTEGRATION; SERVICE OF PROCESS. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE SELLER AND THE PURCHASER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Each of the Seller and the Purchaser hereby irrevocably waives, to the fullest extent it may effectively do so, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court, any claim that any such proceeding brought in such a court has been brought in an inconvenient forum and any claim based on its immunity from suit. Nothing in this Section 8.3 shall affect the right of the Purchaser or Seller to bring any action or proceeding against the other or its property in the courts of other jurisdictions.

         (b) This Agreement contains the final and complete integration of all prior expressions by the Seller and the Purchaser with respect to the subject matter of this Agreement and shall constitute the entire Agreement among the Seller and the Purchaser with respect to the subject matter of this Agreement superseding all prior oral or written understandings.

    SECTION 8.4. Severability and Counterparts. Any provisions of this Agreement that are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement may be executed in any number of separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

    SECTION 8.5.  Successors and Assigns. (a)    This Agreement shall be
binding on the Seller and the Purchaser and their successors and assigns; provided, however, that the Seller may not assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the Purchaser. No provision of this Agreement shall in any manner restrict the ability of the Purchaser to assign, participate, grant security interests in, or otherwise transfer, any Transferred Receivable.

         (b) The Seller hereby agrees and consents to the complete assignment by the Purchaser from time to time of all or any part of its rights, title and interest in and to this Agreement and the Transferred Receivables (other than the Excluded Receivables) to the Agent for the benefit of the Purchasers (as defined in the RSA).

    SECTION 8.6. Waiver of Confidentiality. The Seller hereby consents to the disclosure of any nonpublic information with respect to it received by the Purchaser to any nationally recognized rating agency rating Windmill Funding Corporation's commercial paper, the Agent, the Liquidity Providers or the Enhancer in connection with the RSA.

    SECTION 8.7. Characterization of the Transactions Contemplated by the Agreement. It is the intention of the Seller and the Purchaser that (i) the transactions contemplated by this Agreement constitute an absolute and irrevocable assignment, transfer and conveyance to the Purchaser of all of the Seller's right, title and interest in, to and under all of the Transferred Receivables, free and clear of all Adverse Claims, and (ii) the Seller has no interest or right whatsoever in any of the Transferred Receivables. If, however, the transactions contemplated by this Agreement should nevertheless be deemed a financing, the Seller and the Purchaser intend that (i) the Seller shall be deemed to have granted to the Purchaser, and the Seller hereby grants to the Purchaser, a first priority perfected security interest in all of the Seller's right, title and interest in, to and under the Transferred Receivables, and (ii) this Agreement shall constitute a security agreement under applicable law. Notwithstanding any other provision of this Agreement, regardless of whether the transactions contemplated by this Agreement are deemed to be a sale or financing, the Seller and the Purchaser agree that the Purchaser shall not have any recourse against the Transferor or any of its affiliates as a result of any uncollectible Transferred Receivable.

    IN WITNESS WHEREOF, the Seller and the Purchaser have executed and delivered this Receivables Purchase Agreement as of the date first written above.


                                  WORLD COLOR PRESS, INC.



                                  By:  /s/ Jennifer Adams
                                       ------------------------------------
                                       Name:  Jennifer Adams
                                       Title:  Executive Vice President



                                  WORLD COLOR FINANCE, INC.



                                  By:  /s/ Daniel M. Snopkowski
                                       ------------------------------------
                                       Name:  Daniel M. Snopkowski
                                       Title:  Vice President and Treasurer

                                                                EXHIBIT A

                                CONTRIBUTION AGREEMENT

         THIS CONTRIBUTION AGREEMENT, dated as of June 30, 1997 (the "Agreement"), between WORLD COLOR PRESS, INC., a Delaware corporation ("World Color"), and WORLD COLOR FINANCE, INC., a Delaware corporation ("WCF").

         In consideration of the mutual agreements contained in this Agreement, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                      ARTICLE I
                                     DEFINITIONS

         Section 1.01. Definitions. All capitalized terms used and not otherwise defined in this Agreement will have the meanings given to them in the Receivables Purchase Agreement, dated as of June 30, 1997 (the "RPA"), by and between WCF and World Color.

                                      ARTICLE II
                                 CONTRIBUTION TO WCF

         Section 2.01. Capital Contribution to WCF. World Color hereby agrees to transfer, assign, set over and otherwise convey to WCF all of World Color's right, title and interest in, to and under:

         (a) each outstanding Receivable listed or described on Schedule A attached to this Agreement, which may include Receivables originated after the date of this Agreement (collectively, the "Contributed Receivables"),

         (b)  all amounts payable with respect to the Contributed Receivables,

         (c) all Collections received by World Color, WCF or any other Person with respect to the Contributed Receivables, and

         (d)  all proceeds of the foregoing.

         The property described in clauses (a) through (d) above is collectively called the "Related Contributed Assets."

         Section 2.02. Acceptance by WCF. WCF hereby acknowledges its acceptance of all right, title and interest in and to the property contributed to WCF by World Color pursuant to Section 2.01 of this Agreement.

         Section 2.03. Absolute Transfer; Assumption of Obligations. World Color and WCF hereby agree and acknowledge that the contribution of the Contributed Receivables and Related Contributed Assets to WCF pursuant to
Section 2.01 of this Agreement is an absolute and irrevocable transfer of such property, and is not intended to be a transfer for purposes of security. World Color represents and warranties that all of its representations and warranties in the RPA with respect to the Contributed Receivables and Related Contributed Assets are true and correct on the date such Receivables are contributed to WCF.

                                     ARTICLE III
                                    MISCELLANEOUS

         Section 3.01. Counterparts. For the purpose of facilitating its execution and for other purposes, this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute but one and the same instrument.

         Section 3.02. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, World Color and WCF have caused this Agreement to be duly executed as of the date of this Agreement.

                             WORLD COLOR PRESS, INC.



                             By: ------------------------------
                             Name:
                             Title:


                             WORLD COLOR FINANCE, INC.



                             By: ------------------------------
                             Name:
                             Title: